UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota		55344-3720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2010, the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved Amendment 1 to the Rights Agreement, dated as of May 7, 2002, between ATK and The Bank of New York Mellon, successor to LaSalle Bank National Association, as rights agent (the “Rights Agreement”).  The Rights Agreement, which has been in effect since 2002 and expires on May 28, 2012, is designed to provide certain protections to ATK and its stockholders in the event of a potential hostile takeover attempt.

Pursuant to Section 27 of the Rights Agreement, ATK amended the Rights Agreement to change the definition of “Acquiring Person” to exclude a beneficial owner of 15% or more, but less than 20%, of the outstanding shares of ATK’s common stock, provided that the beneficial owner is not required to report such ownership on Schedule 13D under the Securities Exchange Act of 1934, or any comparable successor report.  This change allows passive institutional stockholders to increase their beneficial ownership of ATK common stock to up to 19.99% without triggering the Rights Agreement.  ATK and The Bank of New York Mellon executed Amendment 1 to the Rights Agreement on November 3, 2010.

Amendment 1 to the Rights Agreement is attached to this report as Exhibit 4.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description
4.1

Amendment 1, dated as of November 3, 2010, to the Rights Agreement, dated as of May 7, 2002, between ATK and The Bank of New York Mellon, successor to LaSalle Bank National Association, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: November 4, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary